UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 26, 2018

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On November 26, 2018, Hudson Technologies, Inc. (the “Company”) received correspondence from the Nasdaq Stock Market LLC (“Nasdaq”) revising the previously granted exception and granting an extension which would permit the continued listing of the Company’s common stock on the Nasdaq Capital Market through November 30, 2018. Under the revised terms of the previously granted exception, the Company must file its delinquent Form 10-Q for the period ended June 30, 2018, together with its Form 10-Q for the period ended September 30, 2018, on or before November 30, 2018. In the event that the Company does not satisfy the terms of the exception, Nasdaq will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal Nasdaq's determination to a hearings panel for review.

As previously disclosed, the Company received correspondence from Nasdaq on October 23, 2018 confirming the acceptance of the Company's plan to regain compliance with Nasdaq Listing Rule 5250(c)(1), and granting an exception which would permit the continued listing of the Company’s common stock on the Nasdaq Capital Market. Under the terms of the prior exception, the Company was to have filed its delinquent Form 10-Q for the period ended June 30, 2018, together with its Form 10-Q for the period ended September 30, 2018, on or before November 21, 2018.

On November 26, 2018, the Company issued a press release with respect to the foregoing matter, a copy of which is filed as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated November 26, 2018

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2018

HUDSON TECHNOLOGIES, INC.

By:	/s/ Stephen P. Mandracchia
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory

3